EXHIBIT NO. 2.3

                            STOCK PURCHASE AGREEMENT
                            ------------------------

     THIS STOCK PURCHASE AGREEMENT ("Agreement") has been entered into and executed as of the close of business as of August 31, 2000, by and between those persons shown on Exhibit "A" attached hereto and incorporated herein by this reference ("Shareholders") ONLINE TELEVISION NETWORK SERVICES, a California corporation ("Company") and DIGITAL BRIDGE, INC., a Nevada corporation ("Purchaser").

                                    RECITALS:
                                    ---------

     A. The Company has authorized 1,000,000 shares of common stock, having no par value designated, of which 896,000 shares are outstanding and 104,000 have not been issued but are reserved for issuance pursuant to the Company's stock option plans. Shareholders are the record and beneficial owners of eight hundred ninety-six thousand (896,000) shares of the Company's common stock, having no par value designated, and one hundred four thousand (104,000) options to purchase common stock outstanding ("Options"), which vest or must be exercised prior to Closing (as defined in paragraph 3, below), being one hundred percent (100%) of the issued and outstanding common stock or common equivalents of the Company as the same is constituted on the date hereof ("Stock");

     B. Shareholders desire to sell the Stock to Purchaser, who desires to purchase the Stock from Shareholders.

     C. In consideration of debt forgiveness to Company, Purchaser agrees to reimburse Company's debt holders (Kenneth A. Paganini, Mark Peterson and William
D. Spencer), with 300,000 shares of Purchaser's common stock ( "Extra Common Stock").

     NOW, THEREFORE, in consideration of the premises and of the mutual promises herein, the parties covenant, agree, represent and warrant as follows:

     1.     Sale  and  Purchase  of Stock.  Subject to the terms, provisions and
            -----------------------------
conditions of this Agreement, and at the Closing of the transactions contemplated herein which is provided for in Section 3 hereof, Shareholders shall deliver, or cause to be delivered, to Purchaser stock certificates representing the Stock, duly endorsed in blank or accompanied by duly executed stock powers, with signatures guaranteed by a national bank or member of the New York Stock Exchange, and accompanied by requisite revenue stamps evidencing the payments of any applicable transfer taxes.


     2.     Purchase  Price;  Registration  Rights;  Lock-Up.  The  aggregate
            ------------------------------------------------
purchase price to be paid by Purchaser to the Shareholders for the Stock shall be a minimum of Two Million Nine Hundred Twelve Thousand (2,912,000) shares (assuming that none of the Options are exercised prior to the Closing (as defined in paragraph 3, below), and a maximum of Three Million Two Hundred Fifty Thousand (3,250,000) shares of Purchaser's common stock ("Purchaser's Stock"). Purchaser agrees that the Purchaser's Stock and the Extra Common Stock shall be entitled to piggy back registration rights in the event Purchaser shall determine to file a registration statement for the public offering and sale of any of its securities and/or securities of its equity holders in compliance with the Securities Act of 1933, as amended. Purchaser will promptly give written notice to each Shareholder of its intent to file a registration statement and give each Shareholder an opportunity to request inclusion in such registration and in any underwriting involved. In the event that Purchaser does not file a registration statement on its own behalf or on behalf of other selling shareholders within 90 days following the Closing (as defined in paragraph 3, below), then the Shareholders shall have the right to demand in writing that the Purchaser file a registration statement to register the Stock, or such portion thereof as the Shareholders shall designate, whereupon the Purchaser shall immediately (within 30 days of such demand) file a registration statement on SEC From SB-2 for the purpose of registering part or all of the Stock as demanded.

     Notwithstanding anything to the contrary in this paragraph, the Shareholders shall be required to execute at or before the Closing lock-up agreements, in the form attached hereto as Schedule 2 (i) and incorporatedherein by this reference, similar to the lock-up agreements executed by the
                   -
shareholders of 24x7 Development.com, Inc. ("24x7") and N2Plus.com, Inc.("N2Plus"), copies of which are attached hereto as Schedule 2 (ii) and incorporated herein by this reference, which agreement will restrict the number of shares of Purchaser's Stock eligible for sale by the Shareholders, the 24x7 shareholders and the N2Plus shareholders to 10% of their respective holdings of Purchaser's Stock for each 90 day period following the effective date of any registration statement of Purchaser which includes as selling shareholders any of Purchaser's shareholders who elect to piggy-back their shares therewith.

     In addition to the foregoing Stock issuance, Purchaser agrees to issue the Extra Stock to Company's debt holders (Kenneth A. Paganini, Mark Peterson and William D. Spencer) in consideration for their forgiveness of debt. The Extra Stock will be registered by Purchaser in accordance with this paragraph 2 and subject to lock-up agreement described above, which shall permit the holders of the Extra Stock to sell one-third of their shares of Extra Stock every 30 days following the effective date of such registration statement.

     3.     Closing.  Subject to the terms and conditions hereof and in exchange
            -------
for the consideration set forth herein, the parties agree to consummate the transactions contemplated by this Agreement at a Closing (the "Closing") which shall occur at the offices of Purchaser at 1860 El Camino Real, Suite 100,
Burlingame, California 94010 on September 29, 2000, at 11:00 o'clock a.m., unless sooner agreed to by the parties. The parties hereto may, by written
                                           -
agreement,  designate  a  different  time  or  place  for  the  Closing.

     At the Closing, Shareholders shall deliver to Purchaser the following:

               (a) Certificates representing the Stock, in proper form for transfer, duly endorsed in blank or accompanied by duly endorsed stock powers, so as to make Purchaser the sole owner thereof, free and clear of all claims and encumbrances.

               (b) Opinion of counsel to Company as required by paragraph 7(c) hereof.

               (c) Satisfactory evidence of the performance of all conditions to Purchaser's obligations to close.

               (d)     All certificates or schedules required by this Agreement.

               (e) An investment letter in the form of Schedule 3 (d) attached hereto and incorporated herein by this reference.

               (f) And those Shareholders who have not already done so shall sign this Agreement and deliver a copy hereof bearing their original signatures.

               (g) Releases of liability from the persons to whom the Extra Stock is issued as described in paragraph 2, above.

     Purchaser  shall  deliver  to  Shareholders  the  following:

               (1) Certificates representing Purchaser's Stock issued pro rata on the basis of each Shareholder's percentage ownership of the Stock; and

               (2)     any  other  documents  required  hereby.

     4.     Representations  and  Warranties  of  Majority  Shareholders.     In
            ------------------------------------------------------------
order to induce Purchaser to consummate the transactions contemplated by this Agreement, and for the consideration expressed herein, the sufficiency of which is hereby acknowledged, those Shareholders who individually or jointly own 200,000 or more shares of the Company's common stock("Majority Shareholders") do jointly and severally represent and warrant to Purchaser as follows (the truth and accuracy of each of which representations and warranties shall constitute a condition precedent to Purchaser's obligation to close hereunder):

          (a)     Organization  and  Standing  of  Company.     Company  is  a
                  ----------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of California and has all requisite corporate power and authority to own all of its properties and to carry on the business presently being conducted by it. Company is duly qualified to transact business and is in good standing in the jurisdictions indicated on Schedule 4(a) attached hereto and incorporated herein by this reference. Company has received no notice or other communication from any governmental body or agency to the effect that it should be qualified to do business in any jurisdiction other than those indicated on Schedule 4(a) and Company does not conduct business in any jurisdiction other than those indicated on
     Schedule 4(a).

          (b)     No Subsidiaries.  Company does not own or control, directly or
                  ---------------
     indirectly, any corporation, association or business organization of any nature.

          (c)     Capitalization.  Company  has  an authorized capitalization of
                  --------------
     one million (1,000,000) shares of Common Stock, no par value, of which eight hundred ninety-six thousand (896,000) shares are issued and outstanding (or will be issued and outstanding at Closing), and 104,000 authorized shares which have not been issued but have been reserved for issuance pursuant to the Company's stock option plans. Except for the 104,000 options to purchase its Common Stock, the Company has no securities outstanding now, nor will it have at the date of Closing, which are convertible into shares of any class of capital stock or any other security of Company, nor any outstanding rights, options, warrants, subscriptions or other instruments or understandings entitling the holders thereof to purchase or receive any securities of Company of any kind. Company has no contractual right or obligation to acquire any of the Stock from any of its Shareholders. Unless assumed by Purchaser, the 104,000 options described above will either be exercised prior to the Closing or will expire prior thereto, it being understood that Purchaser will not assume such options or convert them into options to buy Purchaser's securities. The exact terms of any Option assumption by the Purchaser shall be evidenced in a separate writing(s) between the Purchaser and the individual Option holders prior to, and subject to, the Closing.

          (d)     Stock  Ownership  and  Transfer.     All  participating
                  -------------------------------
     Shareholders, whether Majority Shareholders or otherwise, shall warrant in a Certificate identical to the form attached hereto as Schedule 4 (d) and incorporated herein by this reference, that they each have good and marketable title to and the unrestricted right and full power to exchange and deliver to Purchaser the Stock pursuant to the provisions of this Agreement. Such shares of Stock have been duly and validly issued and are free and clear of all liens, encumbrances, claims, equities and liabilities of every nature and represent one hundred percent (100%) of the issued and outstanding voting securities of Company so that, at Closing, the Stock will represent all of the issued and outstanding stock of Company. The delivery of the Stock to Purchaser will vest in Purchaser all right, title and interest in and to such shares free and clear of all liens, encumbrances, claims, equities and liabilities of every nature. The Stock has been validly authorized and issued and is fully paid and nonassessable.

          (e)     Financial Statements.  The Company have delivered to Purchaser
                  --------------------
     an unaudited balance sheet of Company as of July 31, 2000 (the "July 31 Balance Sheet"), a copy of which is attached hereto as Schedule 4(e)(1) and incorporated herein by this reference, and unaudited profit and loss statements of Company from inception through July 31, 2000 (the "July 31 P & L") a copy of which is attached hereto as Schedule 4(e)(2) and incorporated herein by this reference. The July 31 Balance Sheet and the July P & L (sometimes collectively referred to herein as the "July 31 Financial statements") were prepared from the books and records of Company in accordance with generally accepted accounting principles applied in a manner consistent with accounting practices theretofore adopted and applied by Company, and fairly present the financial position, assets, liabilities and results of operations of Company as of such dates and for the periods indicated, except as may be disclosed in any notes to the July 31 Financial Statements. Such financial statements, including those for the period ending, and as of July 31, 2000, contain and reflect all liabilities or obligations of any nature, whether absolute, contingent or otherwise, and for all reasonably anticipated losses and costs in excess of expected receipts and contain and reflect all necessary adjustments so as to present full, true and complete statements of the financial condition and results of operations of Company. Shareholders shall deliver at Closing a certificate signed by the President and Treasurer of Company warranting that said financial statements were prepared in accordance with generally accepted accounting principles, consistently applied, and fairly present the financial position of Company as of such dates and the results of its operation for the periods indicated, except as may be disclosed in any notes to the July 31 Financial Statements.

          (f)     Liabilities.     Shareholders do not know of any basis for the
                  -----------
     assertion against them or Company of any material liabilities or obligations, either accrued, absolute, contingent or otherwise which would materially and adversely affect the value and conduct of the business of Company, other than those (i) reflected or reserved against in the July 31 Balance Sheet, (ii) incurred in the ordinary course of business since July 31, 2000, or (iii) expressly disclosed in writing to Purchaser in or pursuant to this Agreement. Company does not have any liabilities, debts or obligations not fully and properly reflected or reserved against in the July 31 Balance Sheet, except liabilities and obligations incurred in the ordinary course of business since July 31, 2000, which shall be expressly disclosed in writing to Purchaser in or pursuant to this Agreement.

          (g)     Absence  of  Certain  Changes.  Since July 31, 2000, there has
                  -----------------------------
     not occurred (i) any materially adverse change in the assets, liabilities, capitalization, condition (financial or otherwise), business or prospects of Company, (ii) any damage, destruction or loss (whether or not covered by insurance) having a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Company or (iii) any event or condition, or threat thereof, which does, or reasonably might, have a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Company. Since said date, Company has not, except as indicated on Schedule 4(g) attached hereto and incorporated herein by this reference, directly or indirectly:

               (i)     Made  any  loan  or  advance  to  any  person  or entity;

               (ii) Declared or paid any dividends on any shares of its Common Stock or redeemed, purchased or otherwise acquired any shares of its Common Stock;

               (iii) Subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge;

               (iv) Sold, leased or otherwise transferred any of its assets other than in the ordinary course of business;

               (v) Entered into any agreements whether or not in the ordinary course of business involving consideration given by Company in amounts in excess of One Thousand Dollars ($1,000.00) other than those described in Schedules or Exhibits to this Agreement;

               (vi) Modified, amended or terminated any agreement or waived or released any right, other than in the ordinary course of business;

               (vii) Incurred any obligation or liability for borrowed money, or incurred any other obligation or liability except in the ordinary course of business;

               (viii) Issued or sold or agreed to issue or sell any equity or debt securities, except for shares sold upon exercise of any or all of the 104,000 Options described above;

               (ix) Increased the salary, fringe benefits or other compensation of, or paid any bonus or similar compensation to, any of its officers or directors; or

               (x) Agreed to do any of the things described in the preceding clauses (i) through (ix).

          (h)     Accounts  Receivable.     Attached hereto as Schedule 4(h) and
                  --------------------
     incorporated herein by this reference is a correct and complete aging of all accounts receivable of Company as of July 31, 2000. Such accounts receivable, as well as accounts receivable of Company arising between that date and the Closing, are and will be valid and enforceable, incurred in the ordinary course of business, and payable to and collectible in full by Company, or its successors in interest, on demand when due without any set-off or counterclaim or any reduction (directly or indirectly) for any payment, credit or allowance made or given for any reason whatever, except to the extent [indicated on Schedule 4(h)] of the reserves for bad accounts set up by Company on its books and records in a manner consistent with the manner in which the reserves for such purpose reflected in the financial statements were established. The accounts receivable of Company on the date of the Closing will be the same as set forth in said Schedule, except for additions and reductions thereto made in the ordinary course of business since July 31, 2000.

          (i)     Accounts  Payable.     Attached  hereto  as  Schedule 4(i) and
                  -----------------
     incorporated herein by this reference, is a correct and complete list of accounts payable of Company as of July 31, 2000. The accounts payable on
     Schedule 4(i) represent valid accounts payable incurred in the ordinary course of business, and the accounts payable incurred by the Company subsequent to July 31, 2000, shall be separately set forth in an addendum to the Schedule and delivered to Purchaser on the date of the Closing.

          (j)     Inventory.     Company has good and marketable title to all of
                  ---------
     its inventories and work in process, free and clear of all liens (except to the extent of customer advances, which have been properly reflected in the July 31 Financial Statements), leases, encumbrances, equities, conditional sales contracts, security interests, charges and restrictions (except for liens, if any, for personal property taxes not delinquent). The inventories reflected in the July 31 Balance Sheet are based on quantities determined from physical inventories taken as of July 31, 2000, valued at the lower of cost (determined on a first-in first-out basis) or market value, and on a basis consistent with that of prior practice. The values recorded in the financial statements for inventories of raw materials and finished goods do not include any obsolete or unsalable items, and the values shown for work in process do not exceed, when added to the estimated cost to complete and deliver such work, the contract prices therefor.

          (k)     Litigation,  etc.     There  is  no  litigation, proceeding or
                  ----------------
     investigation pending or threatened,  other than that which is disclosed on
     Schedule 4 (k) attached hereto and incorporated herein by this reference, to the knowledge of Shareholders which might result in any material adverse change in the business or financial condition of Company or its assets, or any of the Shareholders, or in any materially adverse liability on the part of Company; and there is none which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor do Shareholders know of any basis for any such litigation, proceedings or investigation.

          (l)     Ownership  of  Properties.   Company  has  good and marketable
                  -------------------------
     title to and owns all of the property reflected in the July 31 Balance Sheet and listed in detail in Schedule 4(l) attached hereto and incorporated herein by this reference, except such property as has been disposed of in the ordinary course of business since July 31, 2000, and free and clear of all claims, liens (except for taxes not yet due and payable), encumbrances and options of any nature. All leases pursuant to which Company leases any substantial amount of real or personal property are in good standing, valid and effective; and there is not, under any of such leases, any existing or prospective default or event of default or event which with notice or lapse of time, or both, would constitute a default. The buildings, premises and equipment of Company that are necessary to the operations of its business are suitable for their present use.

          (m)     Taxes.   All  federal, state and local tax returns required by
                  -----
     law to be filed by Company have been filed and all federal, state and local taxes (including payroll taxes) have been paid to the extent that such taxes have become due and payable. Company is not delinquent in the payment of any tax assessment, has had no tax deficiencies assessed against it, has received no notice of any such tax deficiencies, and has not executed any waiver of any statute of limitations on the assessment or collection of any tax.

          (n)     No Violation, etc.   Neither the execution or delivery of this
                  -----------------
     Agreement nor the consummation of the transactions contemplated hereby conflicts or will conflict with or result in any breach or violation of or default under any term or condition of the Articles of Incorporation, as amended, of Company or the Bylaws, or any indenture, mortgage, lien, lease, covenant, agreement, contract or other instrument to which Company is a party or is bound, or any order, judgment, decree, ordinance, regulation, or any requirement of law or of any governmental or judicial authority. Company is not in material violation of its amended Articles of Incorporation, its Bylaws or any such covenant, agreement, contract, instrument or requirement.

          (o)     Brokers.  No  finder,  broker, agent or other intermediary has
                  -------
     acted for or on behalf of Majority Shareholders or Company in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby or with any other proposed acquisition of the stock or assets of Company, nor have Majority Shareholders incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's fee, originator's or broker's fee in connection with the subject matter of this Agreement, and Majority Shareholders hereby indemnify Purchaser and agree to hold it harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Majority Shareholders or services rendered by Majority Shareholders (or any allegation of any such employment or services) of any finder, broker, agent or other intermediary in such connection.

          (p)     Contracts and Agreements. Attached hereto as Schedule 4(p) and
                  ------------------------
     incorporated herein by this reference is a true and complete list and description of any and all indentures, contracts, agreements, arrangements, understandings and other material obligations, written or oral, to which Company is, as of the date of this Agreement and as of the Closing date, a party, or by which it is bound, except those contracts and agreements which involve less than Five Thousand Dollars ($5,000.00) consideration. Upon written request of Purchaser, Shareholders agree to cause Company to deliver to Purchaser a true copy of any of such contracts or agreements. All of the agreements and contracts listed in Schedule 4(p) are valid and binding obligations of the parties thereto in accordance with their respective terms, as of the Closing date, and there are no liabilities of Company or to the knowledge of Majority Shareholders or any other party thereto arising from any breach or default, prior to the date of this Agreement and the Closing date, of any provision of any such contract or agreement by Company or any other party; and no event has occurred which, through the passage of time or the giving of notice, or both, would constitute a breach or default by Company or any other party under any such contract or agreement or would cause the acceleration of any obligation of Company or any other party thereto or the creation of a lien or encumbrance upon any asset of Company or any other party thereto. Company is not a party to and no assets of Company are bound by any agreement which is materially adverse to the business, assets or condition (financial or otherwise) of Purchaser.

          (q)     Insurance.     Attached  hereto  as  Schedule  4(q)  and
                  ---------
     incorporated herein by this reference is a correct and complete list and description of all insurance policies owned by Company and all surety bonds provided by Company for the benefit of others, all of which are in full force and effect in the amounts set forth and described in said Schedule. Such insurance policies cover Company's properties and assets in amounts and against such losses and risks as are generally maintained for comparably situated businesses and properties. Upon the written request of Purchaser, Company will deliver to Purchaser a true copy of any of such insurance policies. Such insurance policies and surety bonds will be kept in full force and effect until the Closing. Upon Closing, or immediately prior thereto, Purchaser shall be named as additional insured on all property and casualty policies.

          (r)     Labor, Benefit and Employment Agreements.   Attached hereto as
                  ----------------------------------------
     Schedule 4(r) and incorporated herein by this reference, is a correct and complete list and description of all employment agreements, collective bargaining and other labor agreements, and pension, bonus, profit sharing, stock option, deferred compensation, stock purchase, retainer, consulting, retirement, welfare, incentive or fringe benefit plans or agreements to which Company is a party or by which it is bound. No party to any such agreement or arrangement is in default thereunder, and no event has occurred which, with the passage of time or the giving of notice or both, would constitute such default. Majority Shareholders will cause Company to deliver to Purchaser upon request correct and complete copies of (i) all of the agreements, plans and programs listed in said Schedule, (ii) any descriptive literature concerning any of such agreements, plans and programs which have been or are available for distribution to the employees of Company, (iii) all approvals of any of such agreements, plans or programs which have been obtained from the Internal Revenue Service, (iv) the most recent valuation and list of assets contained in any trust funds with respect to such agreements, plans and programs, (v) the most recent actuary report (including method of funding, actuarial assumptions and amounts of past service liability) and (vi) the names of each person authorized to draw thereon or to have access thereto.

          None of the (i) warranties and representations made by the Majority Shareholders herein, or in the Schedules or documents related hereto, (ii) financial statements furnished relating to Company or (iii) certificates or memoranda furnished by Shareholders or by or on behalf of Company contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. Majority Shareholders agree (i) to cause Company to deliver such additional information and documents to Purchaser as Purchaser may reasonably request in writing and (ii) to execute any and all documents necessary or appropriate in connection with the transactions hereunder.

          (s)     Acquisition  For Own Account.  The shares of Purchaser's Stock
                  ----------------------------
     are being acquired by the Shareholders, pursuant to this Agreement, for investment purposes and not with a view to distribution and Shareholders will not make any sale or distribution of any portion thereof except in compliance with all applicable securities laws.

     5.     Representations  and  Warranties  by  Purchaser.  Purchaser  hereby
            -----------------------------------------------
represents  and  warrants  to  the  Shareholders  as  follows:

          (a)     Brokers.  No  finder,  broker, agent or other intermediary has
                  -------
     acted for or on behalf of Purchaser in connection with the negotiations or consummation of this Agreement or of any of the transactions contemplated hereby or with any other acquisition of the stock or assets of Company nor has Purchaser incurred or caused to be incurred any liability for any fee or commission in the nature of a finder's fee, originator's fee or broker's fee in connection with the subject matter of this Agreement, and Purchaser hereby indemnifies Shareholders, and agrees to hold them harmless, against all liabilities, expenses, costs, losses and claims, if any, arising from the employment by Purchaser or services rendered to Purchaser (or any allegation of any such employment or services) of any finder, broker, agent or other intermediary in such connection.

          (b)     Acquisition  For Own Account.   The Stock is being acquired by
                  ----------------------------
     Purchaser, pursuant to this Agreement, for investment and not with a view to distribution and Purchaser will not make any sale or distribution of any portion thereof except in compliance with all applicable securities laws.

          (c)     Organization  and  Standing  of  Purchaser.  Purchaser  is  a
                  ------------------------------------------
     corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own all of its properties and to carry on the business presently being conducted by it. Purchaser is duly qualified to transact business and is in good standing in the jurisdictions indicated on Schedule 5(c) attached hereto and incorporated herein by this reference. Purchaser has received no notice or other communication from any governmental body or agency to the effect that it should be qualified to do business in any jurisdiction other than those indicated on Schedule 5(c) and Purchaser does not conduct business in any jurisdiction other than those indicated on
     Schedule 5 (c).

          (d)     Capitalization.  Purchaser has an authorized capitalization of
                  --------------
     thirty-one million two hundred fifty thousand (31,250,000) shares of common stock, $0.001 par value, of which twenty-seven million seven hundred fifty thousand (27,750,000) and five million (5,000,000) shares of preferred stock, $0.001 par value, none of which preferred shares are issued and outstanding. Purchaser's shareholders have approved an amendment to its Articles of Incorporation, as amended, which will increase the authorized capitalization to fifty million (50,000,000) shares of common stock. Purchaser may issue up to an additional 11,000,000 shares of common stock to close the pending mergers with 24x7 Development.com, Inc. and N2Plus.com, Inc., scheduled for September 2000. Purchaser is also presently conducting a private placement offering 2,000,000 shares of common stock. Except as set forth of Schedule 5(e) attached hereto and incorporated herein by this reference, Purchaser has no securities outstanding now, nor will it have at the date of Closing, which are convertible into shares of any class of capital stock or any other security of Purchaser, nor any outstanding rights, options, warrants, subscriptions or other instruments or understandings entitling the holders thereof to purchase or receive any securities of Purchaser of any kind. Purchaser has no contractual right or obligation to acquire any of the common stock from any of its shareholders.

          (e)     Purchaser's  Stock.  Purchaser hereby warrants that the shares
                  ------------------
     of Purchaser's Stock being exchanged for the common stock of the Company at Closing has been duly authorized by it Board of Directors and that the delivery of the Stock to shareholders will vest in Shareholders all right, title and interest in and to such Stock, free and clear of all liens, encumbrances, claims, equities and liabilities of every nature, and that the Stock has been validly authorized and issued and upon issuance will be fully paid and nonassessable.

          (f)     Absence  of  Certain  Changes.  Since July 31, 2000, there has
                  -----------------------------
     not occurred (i) any materially adverse change in the assets, liabilities, capitalization, condition (financial or otherwise), business or prospects of Purchaser, (ii) any damage, destruction or loss (whether or not covered by insurance) having a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Purchaser or (iii) any event or condition, or threat thereof, which does, or reasonably might, have a materially adverse effect on the assets, condition (financial or otherwise), business or prospects of Purchaser. Since said date, Purchaser has not, except as indicated on Schedule 5 (f) attached hereto and incorporated herein by this reference, directly or indirectly:

               (i) Declared or paid any dividends on any shares of its common stock or redeemed, purchased or otherwise acquired any shares of its common stock;

               (ii) Subjected any of its assets to any mortgage, deed of trust, lien, pledge, conditional sales contract, lease, encumbrance or charge;

               (iii) Sold, leased or otherwise transferred any of its assets other than in the ordinary course of business;

               (iv) Modified, amended or terminated any agreement or waived or released any right, other than in the ordinary course of business;

               (v) Incurred any obligation or liability for borrowed money, or incurred any other obligation or liability except in the ordinary course of business;

               (vi) Issued or sold or agreed to issue or sell any equity or debt securities, except as described in paragraph 5 (d), above;

               (vii) Agreed to do any of the things described in this paragraph 5.

          (g)     Litigation,  etc.  There  is  no  litigation,  proceeding  or
                  ----------------
     investigation pending or threatened,  other than that which is disclosed on
     Schedule 5 (g) attached hereto and incorporated herein by this reference which might result in any material adverse change in the business or financial condition of Purchaser or its assets, or in any materially adverse liability on the part of Purchaser; and there is none which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, nor does Purchaser know of any basis for any such litigation, proceedings or investigation.

          (h)     No  Violation,  etc. Neither the execution or delivery of this
                  -------------------
     Agreement nor the consummation of the transactions contemplated hereby conflicts or will conflict with or result in any breach or violation of or default under any term or condition of the Articles of Incorporation, as amended, of Purchaser or the Bylaws, or any indenture, mortgage, lien, lease, covenant, agreement, contract or other instrument to which Purchaser is a party or is bound, or any order, judgment, decree, ordinance, regulation, or any requirement of law or of any governmental or judicial authority. Purchaser is not in material violation of its amended Articles of Incorporation, its Bylaws or any such covenant, agreement, contract, instrument or requirement.

     6.     Covenants  and Agreements of the Majority Shareholders.  In addition
            ------------------------------------------------------
to the covenants and agreements elsewhere set forth herein, Majority Shareholders covenant and agree as follows:

          (a)     Conduct  of Business Prior to Closing.     Without Purchaser's
                  -------------------------------------
     prior written consent to the contrary, prior to the date of Closing, which shall not be unreasonably withheld, MajorityShareholders will cause Company to operate so as:

               (i) To carry on its business in substantially the same manner as heretofore carried on, and not to make any purchase or sale, or enter into any agreement or lease (whether as a lessor or lessee), or introduce any new method of management or operation in respect of any such business, except in the ordinary course of business and in a manner not inconsistent with prior practice and with the terms of this Agreement;

               (ii) Not to declare or pay any dividend or make any other distribution or payment with respect to its Common Stock, nor directly or indirectly to redeem, purchase or otherwise acquire any of its Common Stock;

               (iii) Not to acquire, sell, transfer, lease, mortgage, pledge, encumber or otherwise dispose of any fixed asset or personal property (other than inventory, including work in process, in the ordinary and usual course of business);

               (iv) Not to discharge or satisfy any lien or encumbrance or pay or perform any obligation or liability other than (i) current liabilities set forth in the balance sheets included in the financial statements, or (ii) current liabilities incurred in the ordinary course of business since July 31, 2000;

               (v) Not to change or alter the physical contents or character of any of its inventory so as to affect the nature of any of its business or result in a change of the total dollar valuation thereof, other than as a result of transactions in the ordinary course of business;

               (vi) Not to do any of the acts specified in Subparagraph 4(g) hereof;

               (vii) To maintain and preserve its business organization and goodwill intact and maintain its relationships with suppliers, customers (including lessees), creditors, employees and others having business relationships with it;

               (viii) Not to make any changes or modifications in any agreement to which it is a party or which affects it, except in the ordinary course of business and in an amount not exceeding One Thousand Dollars ($1,000.00) in any one transaction or as required by this Agreement;

               (ix) To take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its corporate existence, rights and franchises;

               (x) Not to make any commitment for any capital expenditures for a single item exceeding One Thousand Dollars ($1,000.00) and not to make commitments for capital expenditures exceeding Five Thousand Dollars ($5,000.00) in the aggregate; and

               (xi) Not to enter into any contracts, commitments or proposals for the sale or lease of any of its products or sale of any of its services which require the manufacture of new products costing in the aggregate Five Thousand Dollars ($5,000.00) or more. In order not to impede Company's sales, Purchaser agrees to approve or disapprove all Company's proposed sales contracts within one (1) business day of notice, pursuant to the notice provisions herein. Purchaser agrees that its failure to notify Company of its decision within the proscribed time shall be deemed an acceptance of the proposed sales contract.

          (b)     Delivery of Schedules.     Shareholders agree to cause Company
                  ---------------------
     to prepare and deliver to Purchaser as promptly as possible following the date of this Agreement, but not later than three (3) business day prior to the Closing, all Schedules not attached to this Agreement on the date of execution hereof. Shareholders agree that where provisions of this Agreement state or imply that Schedules are attached, the failure to have such Schedules attached upon the date of execution hereof shall not act as a waiver by Purchaser of the receipt of such Schedules or of any representations or warranties relating to such schedules. Notwithstanding language in this paragraph to the contrary, Schedule 4 (k) shall be attached to this Agreement upon execution hereof by the Company and the Majority Shareholders.

     7.     Conditions  of  the Obligations of Purchaser.     The obligations of
            --------------------------------------------
Purchaser hereunder are subject to the condition that prior to or contemporaneously with the Closing:

          (a)     Representations  and Warranties.  Company shall have delivered
                  -------------------------------
     to Purchaser an Officer's Certificate, dated the date of Closing and executed by a duly authorized officer of Company, satisfactory to Purchaser, certifying that the representations and warranties made by or on behalf of Company in this Agreement are true, accurate and correct as of the date thereof.

          (b)     Shareholders'  Performance.     Shareholders  shall  have
                  --------------------------
     performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing and furnished Purchaser satisfactory evidence of such compliance.

          (c)     Opinion  of  Counsel  to  Company.     Shareholders shall have
                  ---------------------------------
     delivered to Purchaser a favorable opinion of Company's counsel addressed to Purchaser, satisfactory in substance and form to Purchaser and its counsel and dated the date of Closing, at Company's or Majority Shareholders' expense, to the following effect:

               (i)     Organization  and  Standing  of  Company.  Company  is  a
                       ----------------------------------------
          corporation duly organized, validly existing and in good standing under the laws of the State of California. Company does not transact business in any other jurisdiction, and Company, to the knowledge of counsel, has not received any notification from any governmental body or agency that Company should be qualified to do business in any other jurisdiction.

               (ii)    Capitalization of Company.   The  authorized Common Stock
                       -------------------------
          and issued and outstanding securities of Company are as set forth hereinabove.

               (iii)   This Agreement.     Majority  Shareholders  have power to
                       --------------
          execute and deliver this Agreement and this Agreement has been duly authorized, executed and delivered by Majority Shareholders and constitutes the legal, valid and binding obligation of Majority Shareholders in accordance with its terms.

               (iv)    Shares  of  Company.   The  Stock  being  purchased  by
                       -------------------
          Purchaser from Shareholders pursuant to Section 1 hereof has been (or at the Closing will have been) validly issued and is (or at the Closing will be) outstanding, fully paid and nonassessable, and constitutes one hundred percent (100%) of the issued and outstanding shares of capital stock of Company, unless a lesser percentage is accepted by Purchaser at Closing.

               (v)     Valid  Title.     The Stock has been properly assigned to
                       ------------
          Purchaser pursuant to this Agreement so as to enable Purchaser to become the owner of record and, to the best of counsel's knowledge, beneficially of such stock, subject to no claims, liens or
          encumbrances   (except  any  which  may  have  been   created  by  the
          Purchaser).

               (vi)     Litigation.     Counsel  knows  of  no  litigation,
                        ----------
          proceeding or investigation pending or threatened against Company which might result in any materially adverse change in the assets, liabilities, business prospects or financial conditions of Company.

          (d)     No Adverse Change Certificate.   Purchaser shall have received
                  -----------------------------
     a certificate dated the date of Closing, signed by the President of Company, to the effect that no changes of the nature described in Paragraph 4(g) above have occurred.

          (e)     Obtaining  of  Consent.     All  necessary  agreements  and
                  ----------------------
     consents  of  any  person  or  entity   required  in  connection  with  the
     transactions hereunder shall have been obtained by Purchaser and Majority Shareholders.

          (f)     Approval  of  Documentation.     The form and substance of all
                  ---------------------------
     opinions, certificates, instruments of transfer and all other documents hereunder shall be satisfactory in all reasonable respects to Purchaser and its counsel.

          (g)     Receipt  of Schedules.   All Schedules to this Agreement shall
                  ---------------------
     have been received by Purchaser, and Purchaser shall have given written notice to Shareholders and Company after receipt of the last Schedule delivered to Purchaser, that it has approved the Schedules and agrees to complete the transaction on the date of Closing in accordance with this Agreement.

          (h)     Absence  of  Material Change.   The business and properties of
                  ----------------------------
     Company shall not have been, and shall not be threatened to be, materially and adversely affected in any way as a result of fire, explosion, earthquake, disaster, accident, labor disputes, change in technology, obsolescence of products or service, resignation of key personnel, any action by the United States or any other governmental authority, flood, drought, embargo, riot, civil disturbance, uprising, activities of armed forces or act of God or public enemy, and there shall not have occurred or been threatened for any reason any material or unforeseeable change in the financial condition of Company.

          (i)     Settlement of Debts, Suits  and Other Obligations.  All debts,
                  -------------------------------------------------
     liabilities, lawsuits and other claims against Company described in paragraph 4 of that certain memorandum from John Flanders to Ken Paganini dated August 10, 2000, a copy of which is attached hereto as Schedule 7 (i) and incorporated herein by this reference, shall have been duly settled and executed releases of liability and settlements of lawsuits shall have been delivered to Purchaser. In the event that settlement and release of the debts, liabilities, lawsuits and other claims against Company described in
     Schedule 7(i) shall not be obtained by the date of Closing, then Majority Shareholders agree to indemnify the Company and Purchaser against such debts, liabilities, lawsuits and other claims pursuant to Paragraph 10(b), except that the $10,000 limit for triggering indemnity under Paragraph 10(b) shall not apply.

     8.     Conditions  of  the Obligations of Shareholders.  The obligations of
            -----------------------------------------------
Shareholders hereunder are subject to the conditions that, prior to or contemporaneously with the Closing, Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing.

     9.     Covenants  and  Agreements  of  the  Purchaser.  In  addition to the
            ----------------------------------------------
covenants and agreements set forth elsewhere herein, Purchaser covenants and agrees that after the Closing, it will abide by all terms of Company's leases (identified in Schedule 4 (l) and to indemnify Majority Shareholders and hold them harmless against and in respect of any and all damages, losses, expenses, costs, obligations and liabilities including reasonable attorney's fees incurred in connection with any asserted claim or loss which the Majority Shareholders may incur or may suffer by reason of (I) any breach of, or failure of Purchaser to perform, any of its representations, warranties, guarantees, commitments or covenants contained in this Agreement, and (2) any act or omission of the Purchaser which constitutes a breach or default hereunder.

     10.     Survival  of  Representations  and  Indemnification.
             ---------------------------------------------------

          (a)     Survival.     All  material  statements  contained  in  any
                  --------
     Exhibit, Schedule, document, certificate or other instrument delivered by or on behalf of any party hereto, or in connection with the transactions contemplated hereby, shall be deemed to be representations and warranties made pursuant to this Agreement by such party along with the representations and warranties made pursuant to this Agreement, and shall survive the consummation of the transactions contemplated by this Agreement and the investigations made by or on behalf of any of the parties.

          (b)     Indemnification  by  Majority  Shareholders.  The  Majority
                  -------------------------------------------
     Shareholders agree to indemnify Purchaser and hold it harmless against and in respect of any and all damages, losses, expenses, costs, obligations and liabilities including reasonable attorney's fees incurred in connection with any asserted claim or loss which Purchaser or Company may incur or may suffer by reason of (i) any breach of, or failure of Shareholders to perform, any of their representations, warranties, guarantees, commitments or covenants contained in this Agreement, and (ii) any act or omission of the Shareholders which constitutes a breach or default hereunder. For purposes of this paragraph, excepting for those obligations described in
     Schedule 7 (i)the indemnification shall not be triggered unless and until the collective amount of such damages, claims, losses, expenses, costs or obligations exceeds $10,000.

     11.     Notices.     Any  notice  or  other  communication  required  or
             -------
permitted hereunder shall be in writing and shall be deemed to have been given if placed in the United States mail, registered or certified, postage prepaid or, if personally delivered, addressed as follows:

     If  to  Purchaser,  to:

                         Digital  Bridge,  Inc.
                         1860  El  Camino  Real,  Suite  100
                         Burlingame,  California  94010
                         Attention:  Aaron  Lang,  President

     With  a  copy  to:

                         David  E.  Wise,  Esq.
                         Attorney  at  Law
                         1600  Glorietta  Blvd.
                         Coronado,  California  92118

     If  to  Company  to:

                         Kenneth  A  Paganini
                         Paganini  Companies
                         190  Hubbell  Street
                         San  Francisco,  California  94107-2278

     If  to  Majority  Shareholders,  to:

                         Kenneth  A.  Paganini
                         c/oPaganini  Companies
                         190  Hubbell  Street
                         San  Francisco,  California  94107-2278

                         Jack  Zwart
                               -
                         c/oSouthland  Electric,  Inc.
                         6550  Nancy  Ridge  Drive
                         San  Diego,  California  92121-3281

     With  a  copy  to:

                         Douglas  N.  Akay,  Esq.
                         Akay  &  Associates
                         615  Battery  Street,  6th  Floor
                         San  Francisco,  California  94111-1808

                         And the persons at the addresses shown on Exhibit A hereto.

Each of the foregoing shall be entitled to specify a different address by giving written notice thereof to all the parties hereto.

     12.     Costs  and  Expenses.     All  costs  and  expenses  incurred  in
             --------------------
conducting the purchase and sale described in this Agreement in the manner prescribed by this Agreement shall be borne by Purchaser and Shareholders in the following manner: Each party, Purchaser and Shareholders, shall pay the fee of the attorney who represented it in negotiating this Agreement.

     13.     Entire  Agreement;  Modifications;  Waiver.   This  Agreement
             ------------------------------------------
constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions whether oral or written. No supplement, modification, waiver or termination of this Agreement, or any provision hereof, shall be binding unless executed in writing by the parties to be bound thereby. No waiver of any of the provisions of this Agreement shall constitute a waiver of any other provision (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

     14.     Headings.     Paragraph  and  Subparagraph  headings  are not to be
             --------
considered part of this Agreement, are included solely for convenience and are not intended to be full or accurate descriptions of the content hereof.

     15.     Attachments.   Exhibits,  Schedules and other documents referred to
             -----------
in  this  Agreement  are  an  integral  part  hereof.

     16.     Binding  Effect.     All  of  the  terms  and  provisions  of  this
             ---------------
Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and assigns, and the heirs and legal representatives of Purchaser.

     17.      Effect  of  Termination. Termination of this Agreement pursuant to
              -----------------------
any of its provisions shall be without prejudice to any other rights or remedies of the respective parties at law or in equity.

     18.     Severability.     All  clauses  of  this Agreement are distinct and
             ------------
severable and if any clause shall be held to be invalid or illegal, that determination shall not affect the validity or legality of the remainder of this Agreement.

     19.     Governing  Law.     This Agreement shall be governed by the laws of
             --------------
the  State  of  Nevada  and  shall  be  enforceable  in the State of California.

     20.     Counterparts.     This  Agreement  may  be  executed in one or more
             ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     21.     Publicity.     All notices to third parties and all other publicity
             ---------
concerning the transactions contemplated by this Agreement shall be released only with the written consent of the parties.

     22.     No  Assignment.     Neither this Agreement nor any interest therein
             --------------
shall be assigned by Purchaser or any Shareholder without the prior written consent of the other parties hereto.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be entered into on the date and year first set forth above.

PURCHASER:
---------

                          Digital  Bridge,  Inc.


                          By:  /s/  Aaron  Lang
                             -----------------------------------------
                             Aaron  Lang,  President



COMPANY:

                          Online  Television  Network  Services


                          By:  /s/  Kenneth A. Paganini
                             -----------------------------------------
                             Kenneth A. Paganini, President and CEO





                                         Number  of  Shares  of

MAJORITY  SHAREHOLDERS:                      Stock  Ownership
----------------------                       ----------------


     By:  /s/  Jack  Zwart
     ----------------------------               310,000
     Jack  Zwart


     By:  /s/  Kenneth A. Paganini
     -----------------------------              310,000
     Kenneth  A.  Paganini

                                  ADDITIONAL SHAREHOLDERS


     By:  /s/  Peter  Niggeman
     ----------------------------
     Peter  Niggeman
                                            20,000 (jointly held)
     By:  /s/  Kathy  Niggeman
     ----------------------------
     Kathy  Niggeman


     By:  /s/  Ken  Prokuski
     ----------------------------
     Ken  Prokuski
                                            20,000 (jointly held)

     By:  /s/  Susan  Prokuski
     ----------------------------
     Susan  Prokuski

     By:  /s/  William D. Spencer
     ----------------------------
     William  D.  Spencer                  100,000

     By:  /s/  Amy  Henderson
     ----------------------------           10,000
     Amy  Henderson

     By:  /s/  Douglas  N.  Akay
     ----------------------------           20,000
     Douglas  N.  Akay

                                SPOUSAL CONSENTS

     The undersigned persons represent that they are the spouses of the persons having the same last names on the preceding signature pages, that the undersigned persons disclaim any direct or record ownership of the shares of common stock of the Company set forth opposite their spouses names on the signature pages above, and the undersigned persons consent to their spouses assignment and transfer of such shares of common stock of the Company to Digital Bridge, Inc. for the consideration indicated in the above Agreement.

     By signing this Spousal Consent, Digital Bridge, Inc. covenants and agrees that the signatories on this page shall not be deemed to be "Majority Shareholders," as that term is defined in the above Agreement.


By:  /s/  Jeannine Paganini
-------------------------------
     Jeannine  Paganini


By:  /s/  E.  Dayle  Zwart
-------------------------------
     E.  Dayle  Zwart


By:  /s/  Claire  Spencer
-------------------------------
     Claire  Spencer


By:  /s/  Catherine Dennes Akay
-------------------------------
     Catherine  Dennes  Akay


By:  /s/  Richard E. Henderson
-------------------------------
     Richard  E.  Henderson